Exhibit 21

Subsidiaries

Name	State/Jurisdiction of Incorporation
NYSE Group, Inc.[1]	Delaware
New York Stock Exchange LLC[2]	New York
Archipelago Holdings, Inc.[3]	Delaware
NYSE Amex LLC[4]	Delaware
NYSE Euronext (International) B.V.[1]	Netherlands
NYSE Euronext (Holding) N.V.[5]	Netherlands
Euronext N.V.[6]	Netherlands
Euronext Amsterdam N.V.[7]	Netherlands
Euronext France (Holding) S.A.S.[7]	France
Euronext Intragroup Financing and Service Center BVBA[7]	Belgium
Euronext Paris S.A.[8]	France
Euronext Holdings UK Limited[9]	United Kingdom
NYSE Technologies, Inc.[10]	Delaware
Euronext Brussels N.V./S.A.[11]	Belgium
Euronext Lisbon — Sociedad Gestora de Mercados Regulamentados, S.A.[12]	Portugal
Wall and Broad Insurance Company[1]	New York
NYSE Liffe Holdings, LLC[13]	Delaware
NYSE IP LLC[14]	Delaware

[1]	Wholly owned subsidiary of NYSE Euronext.

[2]	Wholly owned subsidiary of NYSE Group, Inc. Operates the New York Stock Exchange; 4 wholly owned subsidiaries operating in the United States have been omitted.

[3]	Wholly owned subsidiary of NYSE Group, Inc. Parent of NYSE Arca Holdings, Inc., which operates NYSE Arca; 4 wholly owned subsidiaries operating in the United States have been omitted.

[4]	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Amex; 2 wholly owned subsidiaries operating in the United States have been omitted.

[5]	Wholly owned subsidiary of NYSE Euronext (International) B.V.

[6]	99.35% owned subsidiary of NYSE Euronext (Holding) N.V.

[7]	Wholly owned subsidiary of Euronext N.V.

[8]	Wholly owned subsidiary of Euronext France (Holding) S.A.S. Operates Euronext Paris S.A.; 2 wholly owned subsidiaries operating in foreign countries have been omitted.

[9]	Wholly owned subsidiary of Euronext Intragroup Financing and Service Center BVBA. Operates Liffe (Holdings); 4 wholly owned subsidiaries operating in foreign countries have been omitted.

[10]	Wholly owned subsidiary of NYSE Group, Inc.; 1 wholly owned subsidiary operating in the United States has been omitted; 4 wholly owned subsidiaries operating in foreign countries have been omitted.

[11]

80.02% owned subsidiary of Euronext N.V.; 18.89% owned subsidiary of Euronext Paris S.A.; 1.09% owned subsidiary of Euronext Lisbon-Sociedade Gestora de Regulamentados, S.A.; 1 wholly owned subsidiary operating in foreign countries has been omitted.

[12]	Wholly owned subsidiary of Euronext N.V. Operates Euronext Lisbon; 1 wholly owned subsidiary operating in a foreign country was omitted.

[13]	58% owned by NYSE Euronext.

[14]	Wholly owned subsidiary of NYSE Euronext. Owns certain of our intellectual property.

NYSE Liffe US LLC[15]	Delaware
New York Block Exchange LLC[16]	Delaware
SmartPool Limited[17]	United Kingdom
SmartPool Trading Limited[18]	United Kingdom
NYSE Technologies Holding S.A.S.[19]	France
NYSE Blue[20]	France
Secfinex Limited[21]	United Kingdom
NYSE Board Member, LLC[22]	Delaware
NYSE Qatar LLC[7]	Qatar
Metnext[23]	France
Qatar Exchange[24]	Qatar

[15]	Wholly owned subsidiary of NYSE Liffe Holdings, LLC.

[16]	50% owned subsidiary of New York Stock Exchange LLC.

[17]	72.67% owned subsidiary of Euronext Holdings UK Limited.

[18]	Wholly owned subsidiary of SmartPool Limited.

[19]	Wholly owned subsidiary of Euronext France (Holding) S.A.S.; operates NYSE Technologies in Europe; 3wholly owned subsidiaries operating in foreign countries have been omitted.

[20]	69.60% owned by Euronext Paris S.A.; 1 wholly owned subsidiary operating in the United States has been omitted.

[21]	63.71% owned by LIFFE (Holdings) Limited

[22]	Wholly owned subsidiary of NYSE Group, Inc.

[23]	24% owned by Euronext N.V.

[24]	20% owned by Euronext N.V.